Exhibit 99.1

Livent Corporation
1818 Market Street, Suite 2550
Philadelphia, PA 19103
USA

215.299.5900
Livent.com

News Release

Media Contact: Juan Carlos Cruz +1.215.299.6725
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

Livent Releases Second Quarter 2023 Results

-- Reports Strong Q2 Financial Performance and Reaffirms 2023 Full Year Guidance Range --
-- Publishes 2022 Sustainability Report --
-- Highlights Nemaska Lithium Development Progress, Including Long-Term Supply Agreement with Ford --
-- Proposed Merger with Allkem Progresses Towards Targeted Year End Close --

PHILADELPHIA, August 3, 2023 – Livent Corporation (NYSE: LTHM) today reported results for the second quarter of 2023.
Second quarter revenue was $235.8 million, 7% lower than the first quarter of 2023 and 8% higher than the second quarter of 2022. Reported GAAP net income was $90.2 million, or 43 cents per diluted share, compared to $114.8 million in the previous quarter and $60.0 million in the prior year’s quarter. Adjusted EBITDA was $134.5 million, 15% lower than the previous quarter but 42% higher than the prior year’s quarter, and adjusted earnings per diluted share (1) were 51 cents. Volumes sold were roughly flat versus the first quarter of 2023 while average realized prices were slightly lower and overall costs were higher.
“We continued to see healthy demand from our customers which helped to support strong financial results in the second quarter. As anticipated, we experienced the lagged impact of lower market prices in certain lithium products and end markets, as well as higher operating costs during the quarter,” said Paul Graves, president and chief executive officer of Livent. “We expect 2023 second half financial performance to be broadly similar to the first half of the year, supported by pricing visibility from our existing customer contracts and incremental volume available for sale in the second half of the year.”
Sustainability

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Earlier this week, Livent published its 2022 Sustainability Report, reflecting the Company's commitment to responsible production and expansion through an ongoing focus on environmental stewardship, social responsibility and transparency. The report underscores Livent's view that lithium will continue to play a critical role in supporting a low carbon future. Among the highlights of the report are an initial global Scope 3 screening of Livent’s Greenhouse Gas (GHG) emissions, first disclosures on global air pollutants, and a summary of recent water and biodiversity studies at the Salar del Hombre Muerto in Argentina. The report follows leading disclosure frameworks, with key ESG metrics reviewed and assured by a third party. Livent's 2022 Sustainability Report, with the theme of Reimagining Possibilities, is available at https://livent.com/sustainability.
Nemaska Lithium Development
Livent is providing updated projections for Nemaska Lithium, an integrated 34,000 metric ton lithium hydroxide project located in Québec, Canada in which Livent is a 50% shareholder and operating partner. Total capital requirement for the development of the Whabouchi spodumene mine and the integrated lithium hydroxide facility in Bécancour is projected at approximately US$1.6 billion, with Whabouchi comprising roughly US$400 million of the total amount. The cadence of spending anticipates the majority of this capital will be spent in 2024 and 2025. Sources of funding for project development are expected to include a combination of prepayments from customers, various sources of government funding, third-party debt financing and contributions from Nemaska Lithium's two current shareholders, Livent and Investissement Québec.
There are no changes with respect to the anticipated timeline. Commercial sales of spodumene concentrate are expected to begin in 2025 and continue until the lithium hydroxide facility comes into full production. First production of lithium hydroxide is expected in late 2026. The Nemaska Lithium project continues to be highly attractive due to its relative cost position, strategic location in North America and favorable sustainability profile, including access to low-carbon hydroelectric energy.
After Livent was appointed to engage in sales and marketing efforts on its behalf, Nemaska Lithium announced its first customer agreement with Ford Motor Company in May 2023. The agreement calls for the delivery of up to 13,000 metric tons of lithium hydroxide per year over an 11-year period, with the supply of spodumene concentrate to Ford from the Whabouchi mine prior to commencing delivery of lithium hydroxide produced in Bécancour. Both companies, and Livent, share a commitment to the development of a sustainable and socially responsible North American battery supply chain.
Proposed Merger of Livent and Allkem

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On May 10, 2023, Livent and Allkem (ASX: AKE) announced the signing of a definitive agreement to combine the two companies to create a leading global lithium chemicals producer. A registration statement on Form S-4 was filed with the U.S. Securities and Exchange Commission on July 20, 2023, which contains a preliminary proxy statement and prospectus in connection with the previously announced agreement. All pre-closing regulatory notifications and applications or draft filings (as applicable) have been filed in required jurisdictions. The transaction is expected to close around the end of calendar year 2023.
Guidance and Outlook (2)
Livent has reaffirmed its guidance for 2023 financial performance and continues to expect significant growth following record 2022 results. For the full year, Livent projects revenue to be in the range of $1,025 million to $1,125 million and Adjusted EBITDA to be in the range of $530 million to $600 million. This represents growth of 32% and 54%, respectively, at the midpoints versus the prior year. This guidance is based on higher total volumes sold versus 2022 and higher average realized pricing across its portfolio of lithium products, partially offset by higher costs.

($ million)	FY 2023 Guidance	Actual FY 2022	YoY Growth
Revenue	1,025 – 1,125	813	Up 26% – 38%
Adj. EBITDA	530 – 600	367	Up 45% – 64%

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and Diluted adjusted after-tax earnings per share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.
About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The Company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent has a combined workforce of approximately 1,350 full-time, part-time, temporary,

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and contract employees and operates manufacturing sites in the United States, England, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska project and the anticipated timing for, and outcome and effects of, the proposed merger with Allkem. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the Company based on currently available information. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the factors described under the caption entitled “Risk Factors” in Livent’s 2022 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 24, 2023 as well as other SEC filings and public communications. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
1.Corresponds to Diluted adjusted after-tax earnings per share in the accompanying financial tables.
2.Although we provide a forecast for Adjusted EBITDA we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided for this metric.
# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$235.8	$218.7	$489.3	$362.2
Costs of sales	92.4	116.2	179.9	199.8
Gross margin	143.4	102.5	309.4	162.4
Selling, general and administrative expenses	17.6	13.8	33.9	25.6
Research and development expenses	1.0	0.8	2.0	1.7
Restructuring and other charges	24.2	2.9	26.1	3.9
Separation-related costs	—	0.3	—	0.4
Total costs and expenses	135.2	134.0	241.9	231.4
Income from operations before equity in net loss of unconsolidated affiliates and other gain	100.6	84.7	247.4	130.8
Equity in net loss of unconsolidated affiliates	7.2	2.7	15.3	4.9
Other gain	(11.4)	(8.2)	(11.4)	(22.2)
Income from operations before income taxes	104.8	90.2	243.5	148.1
Income tax expense	14.6	30.2	38.5	34.9
Net income	$90.2	$60.0	$205.0	$113.2
Net income per weighted average share - basic	$0.50	$0.36	$1.14	$0.69
Net income per weighted average share - diluted	$0.43	$0.31	$0.98	$0.58
Weighted average common shares outstanding - basic	179.7	166.6	179.6	164.2
Weighted average common shares outstanding - diluted	209.5	196.5	209.3	194.0

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in Millions)	2023	2022	2023	2022
Net income	$90.2	$60.0	$205.0	$113.2
Add back:
Income tax expense	14.6	30.2	38.5	34.9
Depreciation and amortization	7.0	6.4	13.8	12.8
EBITDA (Non-GAAP) (1)	111.8	96.6	257.3	160.9
Add back:
Argentina remeasurement losses (a)	4.8	0.8	8.9	1.8
Restructuring and other charges (b)	24.2	2.9	26.1	3.9
Separation-related costs (c)	—	0.3	—	0.4
COVID-19 related costs (d)	—	0.7	—	1.5
Other loss (e)	5.1	1.9	11.0	3.5
Subtract:
Blue Chip Swap gain (f)	(11.4)	(8.2)	(11.4)	(22.2)
Argentina interest income (g)	—	—	—	(1.5)
Adjusted EBITDA (Non-GAAP) (1)	$134.5	$95.0	$291.9	$148.3
__________________
1.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense and depreciation and amortization; and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges, separation-related costs, COVID-19 related costs and other losses/(gains). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three and six months ended June 30, 2023 includes costs related to the Transaction of $18.8 million and the Bessemer City plant fire loss of $5.0 million. The three and six months ended June 30, 2022 includes costs related to the Transaction of $2.2 million.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents our ownership interest (which is 50% and was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align Nemaska Lithium Inc.'s ("NLI's") reported results with Livent's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliates in our condensed consolidated statement of operations. The Company accounts for its equity method investment in the NLI on a one-quarter lag basis.
f.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
g.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
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RECONCILIATION OF NET INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(in Millions, Except Per Share Data)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$90.2	$60.0	$205.0	$113.2
Special charges:
Argentina remeasurement losses (a)	4.8	0.8	8.9	1.8
Restructuring and other charges (b)	24.2	2.9	26.1	3.9
Separation-related costs (c)	—	0.3	—	0.4
COVID-19 related costs (d)	—	0.7	—	1.5
Other loss (e)	5.1	1.9	11.0	3.5
Blue Chip Swap gain (f)	(11.4)	(8.2)	(11.4)	(22.2)
Argentina interest income (g)	—	—	—	(1.5)
Non-GAAP tax adjustments (h)	(5.6)	14.9	(6.3)	12.7
Adjusted after-tax earnings (Non-GAAP) (1)	$107.3	$73.3	$233.3	$113.3

Diluted earnings per common share (GAAP)	$0.43	$0.31	$0.98	$0.58
Special charges per diluted share, before tax:
Argentina remeasurement losses, per diluted share	0.02	—	0.04	0.01
Restructuring and other charges, per diluted share	0.12	0.01	0.12	0.02
COVID-19 related costs, per diluted share	—	—	—	0.01
Other loss, per diluted share	0.02	0.01	0.05	0.01
Blue Chip Swap gain, per diluted share	(0.05)	(0.04)	(0.05)	(0.12)
Non-GAAP tax adjustments, per diluted share	(0.03)	0.08	(0.03)	0.07
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.51	$0.37	$1.11	$0.58
Weighted average common shares outstanding - diluted (Non-GAAP) used in diluted adjusted after-tax earnings per share computations	209.5	196.5	209.3	194.0
___________________
1.The Company believes that the Non-GAAP financial measures "Adjusted after-tax earnings" and "Diluted adjusted after-tax earnings per share" provide useful information about the Company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of nonrecurring charges/(income) and tax-related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three and six months ended June 30, 2023 includes costs related to the Transaction of $18.8 million and Bessemer City plant fire loss of $5.0 million. The three and six months ended June 30, 2022 includes costs related to the Transaction of $2.2 million.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents our ownership interest (which is 50% and was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align NLI's reported results with Livent's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statement of operations. The Company accounts for its equity method investment in NLI on a one-quarter lag basis.
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f.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
g.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
h.The company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure "Diluted adjusted after-tax earnings per share", and instead includes a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(in Millions)	2023	2022	2023	2022
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(2.3)	$(1.0)	$(2.8)	$(0.9)
Revisions to our tax liabilities due to finalization of prior year tax returns	(0.1)	—	(0.1)	—
Foreign currency remeasurement and other discrete items (1)	(4.3)	15.8	(3.1)	11.9
Blue Chip Swap gain	1.2	0.9	1.2	2.3
Other discrete items	(0.1)	(0.8)	(1.5)	(0.6)
Total Non-GAAP tax adjustments	$(5.6)	$14.9	$(6.3)	$12.7

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RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Six Months Ended June 30,
(in Millions)	2023	2022
Cash provided by operating activities (GAAP)	$181.6	$61.2
Restructuring and other charges/(income)	10.4	(0.4)
Separation-related costs	—	0.6
COVID-19 related costs (a)	—	1.5
Argentina interest income (b)	—	(1.5)
Adjusted cash provided by operations (Non-GAAP) (1)	$192.0	$61.4
___________________
1.The Company believes that the Non-GAAP financial measure "Adjusted cash provided by operations" provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
b.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted cash provided by operations because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CURRENT PORTION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(in Millions)	June 30, 2023	December 31, 2022
Long-term debt (GAAP) (a)	$242.7	$241.9
Less: Cash and cash equivalents (GAAP)	(167.8)	(189.0)
Net debt (Non-GAAP) (1)	$74.9	$52.9
___________________
1.The Company believes that the Non-GAAP financial measure "Net debt" provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
a.Presented net of unamortized transaction costs of $3.1 million and $3.9 million as of June 30, 2023 and December 31, 2022, respectively. As of June 30, 2023 and December 31, 2022, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in Millions)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$167.8	$189.0
Trade receivables, net of allowance of approximately $0.3 in 2023 and 2022	122.3	141.6
Inventories	197.8	152.3
Other current assets	44.8	61.1
Total current assets	532.7	544.0
Investments	455.7	440.3
Property, plant and equipment, net of accumulated depreciation of $265.7 in 2023 and $253.1 in 2022	1,137.4	968.3
Right of use assets - operating leases, net	6.8	4.8
Deferred income taxes	0.1	0.4
Other assets	151.1	116.4
Total assets	$2,283.8	$2,074.2

Accounts payable, trade and other	$80.5	$81.7
Contract liabilities - short term	2.3	15.5
Other current liabilities	58.7	51.5
Total current liabilities	141.5	148.7
Long-term debt	242.7	241.9
Contract liability - long-term	198.0	198.0
Other long-term liabilities	48.6	42.6
Equity	1,653.0	1,443.0
Total liabilities and equity	$2,283.8	$2,074.2
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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(in Millions)	2023	2022
Cash provided by operating activities	$181.6	$61.2
Cash used in investing activities	(180.2)	(124.1)
Cash (used in)/provided by financing activities	(21.6)	0.2
Effect of exchange rate changes on cash	(1.0)	(1.3)
Decrease in cash and cash equivalents	(21.2)	(64.0)
Cash and cash equivalents, beginning of period	189.0	113.0
Cash and cash equivalents, end of period	$167.8	$49.0
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